UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 2, 2016

THERON RESOURCE GROUP
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 000-53845

Wyoming	26-0665325
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Room 504/30, West Office Tower
Shanghai Centre, 1376 West Nanjing Road
Jing An District, Shanghai 200040, P.R.C.
(Address and zip code of principal executive offices)

86-21-6010 1269
(Registrant's telephone number, including area code)

17/F, Amtel Building,
144-148 Des Voeux Road Central,
Hong Kong
(Former name or former address, if changed since last report)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Changes in Control of Registrant.

On May 23, 2016, Red Point Holdings L.P., an Exempted Limited Partnership registered in the Cayman Islands (the “Buyer”) entered into a Share Purchase Agreement (the “Purchase Agreement”) with the then largest shareholder of Theron Resource Group (the “Company”), Horizon Investment Club Limited, who held 75.9% of the total outstanding shares of the Company (the “Seller”). Pursuant to the terms of the Purchase Agreement, the Seller sold to the Buyer all of its shares of common stock of the Company, par value $0.001 per share (“Common Stock”), or six million shares of Common Stock for $763,800 (such transaction, the “Share Purchase”). The purchase price was paid from the general working capital of the Buyer. The Share Purchase was closed on July 2, 2016 (the “Effective Date”), being ten days from the date the Information Statement on Schedule 14F (the “Schedule 14F”) reporting the change in control as a result of the Share Purchase was mailed to all the shareholders of the Company as of May 23, 2016.

As a condition of the closing of the Share Purchase, the Seller and the Company entered into a Deed of Waiver and Assumption of Debt (the “Deed”) on May 23, 2016. The closing date of the Deed was the same as the closing date of the Share Purchase. Pursuant to the Deed, the Seller agreed to waive, release, and discharge the Company from its obligation to repay the $307,818.00 loan owed by the Company to the Seller (the “Loan”), as well as any liabilities and claims arising from and in connection with the Loan. Furthermore, in view that the Company could be in default in its payment to Sino Light Group Limited under a promissory note dated May 3, 2011 and matured on March 31, 2012 (the “Promissory Note”) in the principal amount of $50,000.00 bearing interest at 5% per annum, the Company and the Seller agreed that the Company novates and transfers to the Seller all of its obligations and liabilities under the Promissory Note pursuant to the Deed. Lastly, Ms. Leonora Yung agreed, by way of a separate letter to the Buyer, that in the event of a demand for payment by Sino Light Group Limited arising from the Promissory Note, Ms. Yung will be fully responsible to pay such amount including the principal amount together with all accrued interest.

At the closing of the Share Purchase, there was a change in our Board and executive officers. Ms. Leonora Yung, sole director and President, Chief Executive Officer, Chief Financial Officer of the Company appointed Mr. Zhaoyu Gu to serve as Chairman of the Board and Mr. Yaohsu (Joseph) Wang to serve as our Chief Executive Officer, Chief Financial Officer and Secretary, with such appointment effective on the Effective Date. Then Ms. Yung resigned from all her positions with the Company effective on the same date. Mr. Gu and Mr. Wang’s bios are incorporated by reference from the Schedule 14F.

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 5.01 of this Current Report on Form 8-K is incorporated by reference herein.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THERON RESOURCE GROUP

By: /s/ Yaohsu (Joseph) Wang
Name: Yaohsu (Joseph) Wang
Title: Chief Executive Officer

Date:      July 6, 2016